Exhibit 99.7
CONSENT OF KAMIL M. SALAME
     Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Adrian M. Jones, hereby consent to be named as a prospective director of UICI in the Registration Statement on Form S-4 of UICI, dated January 20, 2006, and any subsequent amendments thereto.
/s/ Kamil M. Salame
Kamil M. Salame
Dated: January 19, 2006